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                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of CSK Auto, Inc. of our reports dated March 28, 2001 relating to the consolidated financial statements and financial statement schedules of CSK Auto Corporation and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



Phoenix, Arizona
February 11, 2002